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                        Securities and Exchange Commission
                              Washington, D.C. 20549
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                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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                            American Express Company
                (Name of Registrant as Specified In Its Charter)

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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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       SMITHKLINE BEECHAM CHIEF EXECUTIVE NOMINATED TO
          AMERICAN EXPRESS COMPANY BOARD OF DIRECTORS

NEW YORK -- March 11, 1997 -- American Express Company announced today that Jan Leschly, Chief Executive of SmithKline Beecham, has been nominated for election to the American Express Board of Directors at the company's upcoming Annual Shareholders Meeting.

     Leschly has been Chief Executive of SmithKline Beecham, one of the world's leading healthcare companies, since 1994. He joined SmithKline Beecham as chairman of the pharmaceutical division in 1990, having previously served as President and Chief Operating Officer of Squibb Corporation. Prior to joining Squibb in 1979, he was with Novo Nordisk, a Danish pharmaceutical company, where he served as Executive Vice President and President of the pharmaceuticals division.

     "Jan is an outstanding executive whose broad knowledge of international markets and business judgment will make him a strong addition to our Board," said Harvey Golub, Chairman and Chief Executive Officer of American Express Company.

     Leschly is highly regarded within the healthcare industry. In 1995, he was named one of Business Week's top 25 managers and received the 1995
Pharmacy Practitioner of the Year Award from the International Pharmaceutical Federation Foundation for Education and Research. He is active in a number of professional healthcare organizations, including serving on the Board of the Pharmaceutical Research and Manufacturers of America. Leschly was born in Denmark and received his bachelor's degree in Pharmacy from Copenhagen
College and in business administration from the Copenhagen School of Economics and Business Administration.


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     Outside of the healthcare industry, Leschly has been well known in professional tennis circles. He was ranked 10th in the world in 1965 and played in 16 consecutive Wimbledon tournaments.

     Last week, American Express announced that Ken Chenault, newly elected President and Chief Operating Officer of the company, has also been nominated to serve on the Board of Directors. Twelve current directors are standing for re-election. They are Daniel F. Akerson; Anne L. Armstrong; Edwin L. Artzt; William G. Bowen; Charles W. Duncan, Jr.; Beverly Sills Greenough; F. Ross Johnson; Vernon E. Jordan, Jr.; Drew Lewis; Aldo Papone; Frank P. Popoff; and Harvey Golub. David M. Culver, who has reached the Board's mandatory retirement age of 72, is not standing for re-election.

     The company's Annual Meeting of Shareholders is scheduled for April 28.

     American Express Company is a global travel, financial and network services provider founded in 1850. It is a leader in charge and credit cards, Travelers Cheques, travel, financial planning, investment products, insurance, accounting and international banking.
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